MODIFICATION AGREEMENT

     This modification agreement (the "Agreement") is made into as of the ___ day of May, 1997 by and among KRUPP GOVERNMENT INCOME TRUST, a Massachusetts business trust ("GIT"), LOVE FUNDING CORPORATION, a Virginia Corporation ("The First Mortgage"), McNAB-K C 3 LIMITED PARTNERSHIP, a Massachusetts limited partnership ("The Partnership") and KRUPP GP, INC., a Massachusetts corporation, GEORGE KRUPP, an individual (collectively, the "Partners")

                                       WITNESSETH

     WHEREAS, First Mortgage made a mortgage loan to the Partnership in the principal sum Fourteen Million Four Thousand and no/100 dollars ($14,004,000.00) which loan was coinsured by the U.S. Department of Housing and Urban Development (the "Coinsured loan");

     WHEREAS, the Coinsured Loan was made with respect to the Winward Lakes Apartments (the "Project") located in Pompano Beach, Broward County, Florida on the land described in Exhibit A attached hereto (the "Property") and the terms of the following coinsured loan documents:

     A. The Coinsured Loan is evidenced by a certain Mortgage note ("the Coinsured Note") dated December 28, 1990 from the Partnership to the First Mortgage in the original principal sum of $14,004,000.00;

     B. The repayment of the indebtedness evidenced by the Coinsured Note is secured by, among other things, (I) a Mortgage dated December 28, 1990 and recorded in the Official Records of Broward County, Florida in Book 18030, Page 946 ("the Coinsured Mortgage"); (II) a Regulatory Agreement ("the Regulatory Agreement") dated December 28, 1990 and recorded in said Official Records in book 18030, the Page 957 ( the Coinsured Note, Coinsured Mortgage and Regulatory Agreement are collectively referred to as the "First Mortgage Loan Documents");

     WHEREAS, the First Mortgage obtained funding for the Coinsured Loan through purchase of a Government National Mortgage Association ("GNMA") Mortgage backed Security ("MBS") by GIT. The interest rates on the Coinsured Loan were below the then prevailing interest rates for comparable loans and securities and GIT was unwilling to participate in the Coinsured Loan, unless the Partnership agreed to pay additional interest to GIT;

     WHEREAS, the Partnership agreed to pay additional interest to GIT pursuant to a Subordinated Promissory note ("the Subordinated Note") made by the Partnership in favor of GIT which is secured by a Subordinated Multifamily Mortgage, Assignment of Rents and Security Agreement ("the Subordinated Mortgage") dated December 28, 1990 and recorded in the Official Records of Broward County, Florida on January 2, 1991 under Clerk's File No. 91-002643 (collectively, the "Subordinated Loan Documents");

     WHEREAS, the Partners have executed an Additional Loan Agreement and an Additional Loan Note evidencing additional indebtedness of the Partners to GIT of Two Million Four Hundred Seventy-One Thousand Two Hundred Ninety-Four and no/100 Dollars ($2,471,294.00) ("Additional Loan") which Additional Loan is secured by Pledge and Security Agreements and UCC financing statements with all documents dated December 28, 1990 (collectively, the "Additional Loan Documents")

     WHEREAS, the Project has experienced financial difficulties and the Partnership and Partners have requested assistance from GIT in regards to their obligation under the Coinsured Loan Documents and The Additional Loan Documents;

     WHEREAS, the Partnership, the Partners, the First Mortgage and GIT have agreed to modify the Subordinated Note, the Additional Loan Agreement and the Additional Loan Note based upon GIT's providing the financial assistance described herein; and

     WHEREAS, the Partnership, the Partners, the First Mortgage and GIT have reached an agreement the terms and conditions of which agreement are set forth herein.

     NOW THEREFORE, in consideration of the foregoing and Ten and no/100 Dollars ($10.00) in hand paid to GIT, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, intending to be legally bound, the Partnership, the Partners, the First Mortgage and GIT hereby agree as follows:

     1. Recitals Incorporated. The foregoing Recitals are hereby incorporated herein to the same extent as hereafter fully set forth

     2. Interest Rebate. The Partnership shall continue to make monthly debt service payments in accordance with Coinsured Note. Effective January 1, 1997 and during a period of forty-eight (48) months thereafter (the "Workout Term"), GIT will rebate monthly to the Partnership the difference between (I) the interest rate (i.e. 8.75%) payable under the Coinsured Note (the "Original Rate") and (ii) the following rates for each of the following calendar years during the Workout Term )collectively, the "Modified Rate");

                  Calendar Year             Modified Rate              Interest Rebate

                  1997                      6.75%                      $275,298 (2%)
                  1998                      7.75%                      $137,028 (1%)
                  1999                      7.75%                      $136.352 (1%)
                  2000                      7.75%                      $135,613 (1%)
                  TOTAL                                                     $684,291

     The difference between the Original Rate and Modified Rate for each such monthly payment in the aggregate (hereinafter the "Interest Rebate") shall be treated as a loan by GIT to the Partnership and shall be repaid as provided in Section 6 below.

     3. Additional Equity Contribution The Partnership and/or Partners will provide upon execution of this agreement an additional equity contribution of $133,036 to be deposited in the Project operating accountable and used for such Project related costs as may be approved by GIT

     4. Payment of participating Income and Base Interest


     Section 1. A. Of the Subordinated Promissory Note is hereby amended to include the following paragraph:

     The Maker agrees that Surplus shall be calculated in accordance with the Regulatory Agreement twice each year as of June 30 and December 31 until Coinsured Loan and Additional Loan have been paid in full. Furthermore, the Maker agrees that the Holder's 50% share of any distributable Surplus Cash calculated as of (a) June 30 shall be distributed no later than August 31 of the same year, or (b) December 31 shall be distibuted no later than March 31 of next year.

     Section 2. A. of the Additional Loan Agreement is hereby deleted in its entirety and the following is substituted in lieu thereof:

     A. Base Interest shall be payable only to the extent that the Holder receives 50% of distributable Surplus Cash at participating Income Interest pursuant to the Subordinated Promissory Note. Any unpaid Base Interest pursuant to the Subordinated Promissory Note. Any unpaid base Interest shall accrue and shall be repaid as provided in Section 6 of the Modification Agreement dated May___, 1997

     5. Definition and Payment of Preferred Interest. Section 1 (n) of the Additional Loan Agreement is deleted in it's entirety and substituted in lieu thereof is the following:

     (n) "Preferred Interest" shall mean and refer to the amount which, as of the time of calculation, would be equal to a cumulative, noncompounded preferred return to the Holder of ten percent (10%) per annum simple interest from the date of Final Endorsement to the date of such calculation on the outstanding balance of the Holder's total capital investment in the Coinsured Loan and the Additional Loan, which total capital investment shall include the aggregate principal amount of the Coinsured Loan and the Additional Loan, which outstanding balance shall be reduced from time to time by the aggregate amount of any prepayments of principal under the Coinsured loan and/or the Additional Loan, less (A) interest payments received by holder pursuant to the GNMA MBS, (B) Participating Income Interest as set forth in the Subordinated Note, and (C) Base Interest payments made under the Additional Loan Note.

     Section 2.B. (I) of the Additional Loan Agreement is deleted in its entirety and the following is substituted in lieu thereof:

     (I) ten percent (10%) per annum simple interest from the date of Final Endorsement to the date of calculation of such interest on the outstanding balance of the Coinsured Loan plus the Additional Loan, which outstanding balance shall be reduced from time to time by the aggregate amount of any permitted prepayments of principal under Coinsured Loan and/or the Additional Loan, until the Coinsured Loan and the Additional Loan have been paid in full, less (a) interest payments received by the Holder pursuant to the GNMA MBS, (b) Participating Income Interest made under the Subordinated Note, and (c) Base Interest payments made under the Additional Loan Note.

     6. Payment Obligation Priorities: Notwithstanding any provisions to the contrary contained in the Subordinated Note, Additional Loan Agreement of the Additional Loan Note, the undersigned parties agree that the priority and payment of the following shall occur upon the earlier of (I) Sale or Refinancing, (II) prepayment of the Additional Loan, (III) prepayment of the Coinsured Loan, (IV) the Accelerated Maturity Date, (V) the Payment Date or (VI) the Maturity of the Coinsured Loan and shall be paid in the following order:

     (a)  Payment of principal and interest of the Coinsured Loan
     (b)  Payment of the principal of the Additional Loan
     (c)  Payment of any unpaid or accrued Interest Rebate.
     (d)  Payment of any unpaid or accrued Base Interest
     (e) Repayment of the $133,036 deposit as provided in Section 3 above and any Capital Call advance made by the Partners in accordance with
          Section 3 of the Additional Loan Agreement, as modified by this Agreement, pari- passu with any Capital Call advance made by GIT.

     (f) Any remaining proceeds shall be split 50% to the Partnership and 50% to GIT until all Preferred Interest has been paid to GIT in full. Thereafter, any remaining proceeds shall be paid 100% to the Partnership.

     7. Reduction of Management Fee The Partnership agrees that, until payment in full of the Coinsured Loan and the Additional Loan, the management fee paid to the Partnership or any affiliate thereof with respect to the management of the Project shall be limited to 3% of monthly gross rental income.

     8. Certain Definitions. All Capitalized terms unless defined herein shall have the same meaning as the term is defined in the Subordinated Note, the Additional Loan Agreement and the Additional Loan Note.

     9. Notice Requirement

     a) All notices and other communication required or permitted under this Agreement shall be in writing and, if mailed by prepaid United States first-class, certified mail, return receipt requested, at any other than a general discontinuance of postal service due to strike, lockout or otherwise, shall be deemed to be received on the earlier of the date shown on the return receipt or three (3) business days after the postmarked day thereof. In addition, notices hereunder may be delivered by hand or by overnight courier, in which event the notice shall be deemed effective when delivered. All notices and other communications under this Agreement shall be given to the parties hereto at the following addresses:






                               If the Partnership or the Partners

                               c/o McNab-K C 3 Limited Partnership
                               470 Atlantic Avenue
                               Boston, MA 02210
                               Attn: Steve Parthum

                               If to the First Mortgagee:

                               Love Funding Corporation
                               1220 Nineteenth Street, N.W.
                               Suite 801
                               Washington, DC 20036

                               If to GIT:

                               c/o Berkshire Mortgage Finance Corporation
                               470 Atlantic Avenue
                               Boston, MA 02210
                               Attn: Ronald F. Halpern

                               with a copy to:

                               Hinckley, Allen & Snyder
                               One Financial Center
                               Suite 4600
                               Boston, MA 02111
                               Attn: Scott E. Cooper, Esq.

     b) Any party hereto may change the address to which notices shall be directed under this section 9 by giving ten (10) days written notice of such change to the other parties.

     10. Loan Documents Not Impaired Except as expressly set forth herein with respect to the Subordinated Note, the Additional Loan Agreement and the Additional Loan Note, the agreements set forth herein are not intended to affect or alter the obligations of the Partnership and/or the Partners under the First Mortgage Documents, the Subordinated Loan Document or the Additional Loan Documents and this Agreement shall not be construed as a novation, renegotiation or release under any of these documents.

     11. Representation of Borrower. The Partnership and the Partners hereby acknowledge and confirm with the First Mortgage and GIT that:

     a) They have no offset, counterclaim or defense with respect to the obligations under the First Mortgage Loan Document, the Subordinated Loan Documents or the Additional Loan Documents and to the extent that they have any offset, counterclaim or defense with respect to the obligations thereunder, they hereby waive and release such offset, counterclaim and defense.

     b. The Partnership and the Partners ratify and affirm all obligations under the First Mortgage Loan Documents, the Subordinated Loan Documents and the Additional Loan Documents.

     c. Except for the matters expressly set forth herein, the Partnership and the Partners hereby release and forever discharge the First Mortgagee and GIT and all its directors, officers, employees, administrators, agents subsidiaries, affiliates, appraisers, inspectors, accountants, attorneys, successors, and assigns from any and all present existing causes of action, demands, claims, debts, accounts liabilities, costs, expenses, contracts, promises, agreements and damages whatsoever (hereinafter referred to individually and collectively as the "Claims") which related to the First Mortgage Loan Documents, the Subordinated Loan Documents and/or the Additional Loan Documents and also including, without limitation, any and all Claims arising out of or relating to the exercise by the First Mortgagee or GIT of any rights pursuant thereto.

     12. Execution in Counterparts. This Agreement may be signed in counterparts by the parties and shall be effective upon the signature of the second party to sign the Agreement.

     13. Binding Effect. The terms and provisions of this Agreement shall be binding upon the parties hereto and their heirs, successors and assigns.

     14. Time of Essence. Time is of the essence in this Agreement.

     15. Governing Law. This Agreement shall be construed under the laws of the State of Florida and if any provisions of this Agreement are held by a court of competent jurisdiction to be illegal, invalid or unenforceable, then such illegality, invalidity or unenforceability shall not affect the legality, validity or enforceability of the other provisions of this Agreement.

     IN WITNESS WHEREOF, the undersigned parties have caused this instrument to be executed as of the day, month and year first written above.

PARTNERSHIP:

McNab-K C 3 Limited Partnership, a
Massachusetts limited partnership

By:      Krupp GP, Inc. a Massachusetts
         corporation, general partner

By:      __________________________
         Name:
         Title

PARTNERS

Krupp GP, Inc., a Massachusetts Corporation

By: _________________________

    Name:
    Title


    George Krupp, individually



    Douglas Krupp, individually


GIT:

Krupp Government Income Trust, a
Massachusetts business trust

By:      Berkshire Mortgage Advisors Limited
         Partnership, its advisor

By:      BRF Corporation, its general partner

By:
         Name:    Ronald F. Halpern
         Title:

FIRST MORTGAGEE

Love Funding Corporation

By:
         Name:
         Title:

                                     Exhibit "A"

                                  LEGAL DESCRIPTION


     ALL OF TRACT A, ACCORDING TO THE PLAT OF McNAB ESTATES, AS RECORDED IN PLAT BOOK 142 AT PAGE 29 OF THE PUBLIC RECORES OF BROWARD COUNTY, FLORIDA



                                         RECORDED IN THE OFFICIAL RECORDS BOOK
                                            OF BROWARD COUNTY, FLORIDA
                                                     L.A. HESTER
                                                 COUNTY ADMINISTRATOR













BK 18030PG0956

246CP4071E